UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 19, 2014

EVER-GLORY INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in charter)

Florida	000-28806	65-0420146
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Ever-Glory Commercial Center,

509 Chengxin Road, Jiangning Development Zone,

Nanjing, Jiangsu Province,

Peoples Republic of China

(Address of Principal Executive Offices) (Zip code)

(8625) 5209-6889

(Registrant’s Telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 19, 2014, Ever-Glory International Group, Inc.. (the “Company”) notified the NYSE MKT of its intention to delist its common stock from the NYSE MKT and to list on The NASDAQ Global Market of The NASDAQ Stock Market LLC (“NASDAQ”). The Company expects its securities to cease trading on the NYSE MKT effective at the close of business on December 30, 2014 and to commence trading on NASDAQ on December 31, 2014 when the market opens. The common stock will continue to trade under the current trading symbol “EVK”.

On December 19, 2014, the Company issued a press release announcing the intended voluntary withdrawal from the NYSE MKT and listing on NASDAQ, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) EXHIBITS.

99.1	Press Release issued by Ever-Glory International Group, Inc. dated December 19, 2014, entitled "Ever-Glory International Group, Inc. to Transfer to The NASDAQ Global Market.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVER-GLORY INTERNATIONAL GROUP, INC.

Date: December 19, 2014	By:	/s/ Edward Yihua Kang
Edward Yihua Kang
Chief Executive Officer